Exhibit 10.12

                                     FINAL

                              NSP SEVERANCE PLAN

             (As Amended and Restated Effective November 1, 1989)

                               TABLE OF CONTENTS

Section                                                                Page

   1       Purpose                                                       1

   2       Effective Date                                                1

   3       Definitions                                                   1

   4       Eligibility for Benefits                                      2

   5       Amount of Benefits                                            3

   6       General Release                                               5

   7       Notice Requirement                                            5

   8       Non-Alienation of Benefits                                    5

   9       Fund                                                          6

  10       Employment Rights                                             6

  11       Administration                                                6

  12       Claim Procedure                                               6

  13       Headings                                                      8

  14       Amendment and Termination                                     8

  15       Applicable                                                    8


                                NSP SEVERANCE PLAN

Section 1. Purpose. The purpose of the Plan is to provide severance benefits to Employees whose employment with Northern States Power Company, a Minnesota corporation, ("NSP") and its subsidiaries is terminated in accordance with the terms and conditions of the Plan.

Section 2. Effective Date. The Plan was established by NSP effective as of June 1, 1987 and was formerly known as the "NSP Transitional Employee Plan." The Plan, as stated herein, is amended, restated and renamed the "NSP Severance Plan," effective November 1, 1989.

Section 3. Definitions. As used herein: "Annual Salary" means the Employee's regular annual base salary immediately prior to his or her Termination, including compensation converted to other benefits under a flexible pay arrangement maintained by the Company or deferred pursuant to a written agreement with the Company. The term shall exclude overtime pay, allowance, premium pay, compensation paid or payable under any Company's long-term or short-term incentive plan or any payment found by NSP to be similar thereto.

"Company" means Northern States Power Company, a Minnesota corporation ("NSP") and any subsidiary of NSP which makes the Plan available to its Employees.


"Employee" means any full-time, regular-benefit, non-bargaining employee of the Company. The term shall exclude an individuals employed as independent contractors, temporary employees, other benefit employees, non-benefit employees, leased employees, even if it is subsequently determined that such classification is incorrect.

"Month of Salary" means the Annual Salary of an Employee divided by twelve
(12).

"Plan" means this NSP Severance Plan, as set forth herein and as amended from time to time.

"Termination" means an Employee's termination of employment from NSP and its subsidiaries.

"Two Years' Pay" means twice the Employee's "annual compensation" during the calendar year immediately preceding his or her Termination. Such annual compensation will include compensation reported on Form W-2; any compensation converted to other benefits under a flexible pay arrangement maintained by the Company or deferred pursuant to a written agreement with the Company; and any other benefit of monetary value, whether in cash or otherwise, which was paid as consideration for services for the Employee's service during such year.

"Week of Salary" means the Annual Salary of an Employee divided by fifty-two (52).

"Year of Service" means a year of "pensionable service" under the Northern States Power Company Pension Plan.

Section 4. Eligibility for Benefits. An Employee shall be eligible for severance benefits, as described in Section 5, if:

     (a) the Employee's Termination resulted from (i) the elimination of a job position; (ii) a reorganization, realignment or elimination of certain job functions or activities; (iii) a reduction in workforce; or (iv) the Employee's inability, for reasons beyond his or her control, to perform the duties of his or her job; and

     (b) such Termination was not caused by (i) death or disability; (ii) voluntary resignation by the Employee, provided, that a Termination shall not be deemed to be a voluntary resignation if an Employee requests Termination under circumstances described in Subsection 4(a) and the Company, in its sole discretion, approves such request; (iii) termination of employment for cause, including but not limited to unsatisfactory performance or behavior; or (iv) the sale of operations to an employer who offers continued employment to the Employee; and
     (c) the Employee (i) is not a temporary employee or classified as an "other benefit" or "non-benefit employee" or similar classification; (ii) is not covered by a collective bargaining agreement; (iii) has not been re-employed by an Employer; and (iv) is not the recipient of any individual agreement or understanding that provides for severance benefits upon such Termination.

Section 5. Amount of Benefits. The severance benefits of an Employee who meets the eligibility requirements of Section 4 shall be subject to a maximum benefit of Two Years' Pay and shall be as follows:
      (a)    Cash Payments:

             (i)      Basic Benefits.  An amount equal to two (2)
                      Months of Salary of the Employees.

             (ii)     Enhanced Benefits.  An amount equal to the greater of
                      (A) two (2) Weeks of Salary of the Employee for each whole Year of Service and a proportionate share thereof for any partial Year of Service; or (B) one (1) Week of Salary of the Employee for each full $2,000.00 of Annual Salary and a proportionate share thereof of any partial amount thereof; provided, however, that an Employee shall receive the Enhanced Benefits described under this Subsection 5(a)(ii) only if he or she signs a General Release as described in Section 6.

The period that an Employee is eligible to receive severance benefits under Subsections 5(a)(i) and (ii) above shall hereafter be referred to as the "Severance Period."

           (iii) Incentive Pay. An amount, if any, equal to the incentive award an Employee would have received for the Severance Period under the Executive Annual Incentive Compensation Plan, the Management Annual Compensation Plan, or the Power of Performance Incentive Plan, as applicable, if his or her employment with the Company had continued during the Severance Period and such award was based on the applicable plan year-end results and an individual performance level of 1.0.

           (iv) Form of Payment. Basic and Enhanced Benefits, if any, shall be paid monthly on successive months commencing the month following Termination. Incentive Pay, if any, shall be paid when incentive awards are paid under the applicable incentive plan. Notwithstanding any other provision of the Plan to the contrary, in no event shall cash payments under Subsection 5(a) be paid more than 24 months after an Employee's Termination.

     (b) Group Insurance. Coverage under the NSP's Medical Plan (or Health Maintenance Organizations), the NSP Group Dental Program and the NSP Group Life Insurance Plan during the Severance Period upon the payment of any required premiums.
     (c) Outplacement. Outplacement services, as selected by the Company, shall be provided to an Employee.

Section 6. General Release. Notwithstanding any other provision of this Plan to the contrary, to receive the Enhanced Benefits described in Subsection 5(a)(ii), an Employee must sign a General Release, in such form as determined by NSP, which releases NSP and its subsidiaries from any and all claims except as such claims relate directly to the payment of any benefit due under this Plan or benefits payable under any other plan or agreement of the Company unrelated to severance benefits.

Section 7. Notice Requirement. Receipt by an Employee of the Basic Benefits described in Subsection 5(a)(i) shall, with respect to such Employee, constitute full satisfaction of all termination pay requirements of any kind under any federal or state law, including without limitation, advance notification of layoffs or similar notice requirements.

Section 8. Non-Alienation of Benefits. No rights under the Plan shall be assignable, either voluntarily, or involuntarily by way of encumbrance, pledge, attachment, levy or change of any nature, except as may be required by federal or state law. If an Employee receiving cash severance benefits dies before all payments are paid, the remaining of such benefits shall be paid to the Employee's estate.

Section 9. Fund. This Plan is unfunded and no fund is being set aside or allocated specifically for the purpose of the Plan. Benefits shall be paid by the Company out of operating funds against which the former Employee shall have no greater claim than any other general creditor of NSP and its subsidiaries.

Section 10. Employment Rights. The Plan shall not interfere with the right of the Company to discharge any employee at any time, nor shall the Plan be construed so as to create as to any employee a contract, promise, or guarantee of employment for any particular position or assignment, or at any particular level of compensation or benefits.

Section 11. Administration. The Plan shall be administered by NSP which shall have sole and absolute discretion in: (a) determining all questions relating to Plan eligibility and benefits; (b) adopting rules and procedures to administer the Plan; and (c) interpreting Plan provisions. The interpretation by NSP of the terms and provisions of the Plan and the administration thereof, and all action taken by NSP, shall be final, binding and conclusive on all employees and other persons claiming under or through any of them, unless it is found by a court of competent jurisdiction to have been arbitrary and capricious.

Section 12. Claim Procedure. If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, NSP shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Human Resources Department of NSP and must be received within 30 days after termination of employment. If NSP determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless NSP determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information, if any, necessary for the claimant to perfect the claim and the reason any such additional material or information is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to NSP a notice that the claimant contests the denial of his or her claim by NSP and desires a further review. NSP shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of NSP. NSP will render its final decision with specific reasons therefore in writing and will transmit it to the claimant within 60 days of the written request for review, unless NSP determines additional time, not exceeding 60 days, is needed.

Section 13. Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings nor numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

Section 14. Amendment and Termination. NSP reserves the right to amend or terminate this Plan at any time by a written instrument executed by any Vice President and by the Secretary or any Assistant Secretary of NSP. Any amendment or termination of the Plan shall be solely prospective in impact and shall not adversely affect any severance benefit in pay status.

Section 15. Applicable. The provisions of this Plan shall be governed and enforced in accordance with the laws of Minnesota except to the extent superseded by applicable federal law.

          IN WITNESS WHEREOF, Northern States Power Company, a Minnesota corporation, has caused this Plan to be made and signed and its corporate seal to be hereunto affixed by its duly authorized officers, effective as of November 1, 1989.

                                    NORTHERN STATES POWER COMPANY

                                    By (John A. Noer)
                                       John A. Noer
                                       Vice President, Human Resources Counsel



ATTEST:
(Arland D. Brusven)
Arland D. Brusven
Secretary and Financial



                             NSP SEVERANCE PLAN

                         Amendment of Supplement A


Pursuant to Section 14 of the NSP Severance Plan ("Plan"), the undersigned officers of Northern States Power Company, a Minnesota corporation, hereby amend the Plan effective January 1, 1993 by deleting Supplement A as in effect immediately prior to that date and by adopting the following Supplement A:

                                SUPPLEMENT A

Notwithstanding anything in Section 4 of the Plan to the contrary, an Employee whose Termination occurs on or after January 1, 1993 as a result of a reorganization of all or a portion of the department in which the employee works will not fail to be eligible for severance benefits solely because the Employee is offered a "noncomparable job" after commencement of the reorganization and on or before the date of the Employee's Termination. For purposes of this Supplement A a "noncomparable job" is a job that either:

a. has a starting Annual Salary that is less than 90 percent of the Employee's Annual Salary at the time of Termination, or

b. relocates the Employee's primary work site to a place that is more than 50 miles from the Employee's previous primary work site.

The definitions contained in the Plan shall apply to this Supplement A. Except as expressly provided herein, the terms of the Plan in effect immediately prior to adoption of this Supplement A shall remain unchanged.

IN WITNESS WHEREOF, Northern States Power Company, a Minnesota corporation, has caused this amendment to be signed by its duly authorized officers this 17th day of June, 1993.

                                   NORTHERN STATES POWER COMPANY

                                   By:  (Cynthia L. Lesher)
                                   Its: Vice President-Human Resources

                                   By:  (Hollies M. Winston)
                                   Its: Vice President, Corporate Secretary
                                          & Financial Counsel



                             NSP SEVERANCE PLAN

                  Amendment of Definition of Annual Salary


Pursuant to Section 14 of the NSP Severance Plan ("Plan"), the undersigned officers of Northern States Power Company, a Minnesota corporation, hereby amend the definition of Annual Salary in Section 3 of the Plan, effective January 1, 1994, to read as follows:

"Annual Salary" means the Employee's regular annual base salary immediately prior to his or her Termination or, in the case of an Employee who is a participant in NSP's Staffing Transition Program at the time of Termination, the Employee's regular annual base salary immediately prior to such participation. "Annual Salary" shall include compensation converted to other benefits under a flexible pay arrangement maintained by the Company or deferred pursuant to a written agreement with the Company. The term shall exclude overtime pay, allowances, premium pay, compensation paid or payable under any Company long-term or short-term incentive plan or any payment found by NSP to be similar thereto.

IN WITNESS WHEREOF, Northern States Power Company, a Minnesota corporation, has caused this amendment to be signed by its duly authorized officers this day of February, 1994.


                                      NORTHERN STATES POWER COMPANY

                                      By:  (Cynthia L. Lesher)
                                      Its: Vice President of Human Resources

                                      By:  (Chandra G. Houston)
                                      Its: Assistant Corporate Secretary


                           NSP SEVERANCE PLAN


     Amendment to Eliminate Post-Termination Incentive Compensation


Pursuant to Section 14 of the NSP Severance Plan ("Plan"), the undersigned officers of Northern States Power Company, a Minnesota corporation, hereby amend the Plan, effective May 1, 1994, by deleting paragraphs (iii) and (iv) of subsection (a) of Section 5 of the Plan, and by inserting in lieu thereof, the following:

(iii) Form of Payment. Basic and Enhanced Benefits, if any, shall be paid monthly on successive months commencing the month following Termination; provided, however, that if earlier commencement is administratively feasible and NSP in its sole discretion consents, such benefits may commence no earlier than the end of the month in which Termination occurred. Notwithstanding any other provision of the Plan to the contrary, in no event shall cash payments under Subsection 5(a) be paid more than 24 months after an Employee's Termination.

IN WITNESS WHEREOF, Northern States Power Company, a Minnesota corporation, has caused this amendment to be signed by its duly authorized officers this 28th day of April, 1994.


                                  NORTHERN STATES POWER COMPANY

                                  By:   (Cynthia L. Lesher)
                                  Its:  Vice President - Human Resources

                                  By:   (Sutton A. Plombon)
                                  Its:  Assistant Secretary